                                                                Exhibit 10.21(b)

                           FIRST AMENDMENT TO LEASE
                           ------------------------


     THIS FIRST AMENDMENT TO LEASE is made and entered into as of the 24th day of July, 2000, by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA ("Landlord") and M&I DATA SERVICES, a Division of Marshall & Ilsley Corporation ("Tenant").

                                  WITNESSETH:

     WHEREAS, Landlord and Tenant entered into a lease (the "Original Lease") dated February 4, 2000, under the terms of which Tenant leased floors 11 and 12 (the "Original Space") located in Two Park Plaza, 10850 West Park Place, Milwaukee, Wisconsin (the "Building"); and

     WHEREAS, Tenant and Landlord desire to amend the Original Lease;

     NOW, THEREFORE, is consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Original Lease as follows:

     (a) Definitions. Terms used herein and not otherwise defined herein shall have the same meaning as provided in the Original Lease. The Original Lease, as amended by this First Amendment to Lease, shall herein be collectively referred to as the "Lease."

     (b) Expansion Space. Commencing on August 1, 2000 (the "Expansion Commencement Date"), Tenant hereby leases from Landlord and Landlord hereby leases to Tenant approximately 11,264 rentable square feet on floor 1 and approximately 8,368 rentable square feet on floor 2 (for a total of approximately 19,632 rentable square feet of space) located in the Building (the "Expansion Space"), as shown on Exhibit A. Commencing on the Expansion Commencement Date, the Expansion Space shall be added to the Premises and shall become a part of the Premises for all purposes of the Lease, and any reference in the Lease to the term "Premises" shall be deemed to refer to and include the Expansion Space. Tenant Improvements are defined in Exhibit B of this Amendment.

     3. Term. The term for the Expansion Space shall commence on the Expansion Commencement Date and shall expire at 11:59 p.m. on August 31, 2004.

     4. Base Rent. Commencing on the Expansion Commencement Date, Base Rent due and payable under the Lease for the Expansion Space shall be in the amounts set forth on Exhibit C attached hereto and incorporated herein by reference.

     5. Tenant's Proportionate Share. Commencing on the Expansion Commencement Date, the term "Tenant's Proportionate Share" shall be changed from 16.4858% to 26.4210%. Commencing on the Expansion Commencement Date for all purposes under the Lease, the Rentable Area of the Premises shall be changed from approximately 32,576 square feet (floors 11 and 12) to approximately 52,208 square feet (floors 1, 2, 11, and 12).

     6. Tenant Improvements. Landlord agrees to make Tenant improvements to the Expansion Space in accordance with the terms and conditions of the Tenant Improvement Work Agreement attached as Exhibit B.

     7.    Generator Use. Tenant shall have the right to use a maximum of sixty
(60) amps of power provided by the electric generator located in the Building (the "Generator") under the following terms and conditions:

           (a) Tenant, at its sole expense, shall install an additional fuel tank to allow for additional fuel capacity for the Generator. All installation work shall be performed by Tenant, subject to the approval and supervision of Landlord.

           (b) Tenant shall pay all costs associated with hooking up Tenant's machinery and equipment to the Generator.

           (c) Landlord shall perform all ordinary and customary maintenance and testing on the Generator.

           (d) Tenant shall pay eighteen and one-half percent (18.5%) of all fuel and maintenance costs, which costs shall be paid to Landlord on a monthly basis not later than ten (10) days after receipt of monthly statements provided by Landlord.

           (e) Upon the completion of Tenant's connection to the Generator, Tenant shall pay Four Hundred and 00/100 Dollars ($400.00) per month, for each month throughout the Term of the Lease, for the right to hook up to the Generator, as set forth on Exhibit C ("Generator Rent"). The Generator Rent for any partial month shall be prorated and paid accordingly.

           (f) Landlord makes no representations or warranties as to whether the Generator will function in the event of a power failure. Tenant hereby waives any claim against Landlord for damages resulting from or related to any malfunction each of capacity, failure of performance or defect or deficiency of the Generator.

                                      -2-
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          (g)   Tenant shall have the right to use the Generator as long as
                Tenant continues to lease space in the Building.

     8. Parking. Paragraph 29 of the Original Lease is amended and restated to read in full as follows as of the Expansion Commencement Date:

          Tenant shall be permitted to use one hundred eighty-eight (188) undesignated vehicular parking spaces in the parking lot associated with the Building of which eighty-three (83) shall be located in the covered lot and up to an additional one hundred five (105) spaces to be striped on the access drive to the Building, during the initial term or any extended term as provided herein, at no additional charge.

     9. Broker. Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person entitled to any commission or fee in respect of the negotiation, execution or delivery of this Amendment, and the only broker with which Tenant has dealt is Landlord's broker, Inland Companies, Inc. Tenant hereby agrees to indemnify and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant.

    10. Other Terms and Conditions. Except as specifically modified or amended herein, all other terms and conditions of the Original Lease, as amended by the First Amendment to Lease, shall remain in full force and effect.

    11. Conflict. In the event of a conflict between the terms and conditions of the Original Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control.

    12. Binding Effect. This Amendment shall bind the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                       LANDLORD:

                                       TEACHERS INSURANCE AND ANNUITY
                                       ASSOCIATION OF AMERICA

                                       By: /s/ Denise Maxwell
                                          -----------------------
                                       Print Name: DENISE MAXWELL
                                       Title: ASSOCIATE DIRECTOR


                                       TENANT:

                                       M&I DATA SERVICES, a Division of Marshall
                                       & Ilsley Corporation

                                       By: /s/ Peter J. Tallian
                                          -----------------------
                                       Print Name: PETER J. TALLIAN
                                       Title: CFO

                                       By: /s/ Edward E. Womer
                                          -----------------------
                                       Print Name: EDWARD E. WOMER
                                       Title: VICE PRESIDENT
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                                    EXHIBITS

Exhibit A      Expansion Space
Exhibit B      Tenant Improvements
Exhibit C      Rental Rates

The above exhibits to this document have been omitted. The exhibits will be furnished supplementally to the Securities and Exchange Commission upon request.